Catuity Won’t Appeal Delisting, To Trade On Pink Sheets
Citing Limited Funds To Maintain Reporting, Catuity Faces Delisting From Nasdaq

CHARLOTTESVILLE, VA. and MELBOURNE, Australia (Thursday, August 23, 2007 - Catuity Inc. (Nasdaq: CTTY; ASX: CAT, CATN), a loyalty and gift card processor, announced that it made a determination not to request a hearing regarding the Nasdaq letter Catuity Inc. (the “Company”) received and as a result the company will be delisted from the Nasdaq .

On August 16, the Company received from the Nasdaq Stock Market a delisting notice indicating that as a result of the Company’s’ failure to timely file its Form 10-Q for the fiscal quarter ended June 30, 2007 with the Securities and Exchange Commission, the Company was not in compliance with the Nasdaq requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14). NASDAQ Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended. Accordingly, trading of the Company’s common stock will be suspended at the opening of business on Monday, August 27, 2007, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

As previously disclosed, Catuity currently lacks the funds to maintain full compliance.

The Company has been advised that its securities will be immediately eligible for quotation on the Pink Sheets, an electronic quotation service for securities traded over-the-counter, effective with the open of business on Monday, August 27, 2007 under the stock symbol CTTY.pk. If the Company brings current its financial reporting, the Company’s common stock may, in the future, also be quoted on the Over-the-Counter Bulletin Board, which is maintained by the NASD, provided that a market maker in the Company’s common stock files the appropriate application with, and such application is cleared by, the NASD. The Company anticipates disclosing further trading venue information for its common stock once such information becomes available.

About Catuity Inc.

For more information on Catuity, please visit our website at www.catuity.com.

Contact:	Debra Hoopes
CFO
Catuity Inc.
434-979-0296
debrah@catuity.com

About Pink Sheets LLC

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About OTC Bulletin Board

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This document includes “forward-looking” statements within the meaning of the Private Securities Litigation Act of 1995. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the expected results. All statements other than statements of historical fact made in this document are forward looking. In some cases, they can be identified by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should consider various factors that may cause actual results to differ materially from any forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievement. Moreover, neither we nor any other person assumes liability for the accuracy and completeness of the forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: changes in currency exchange rates from period to period, inflation rates in the United States and Australia, recession, and other external economic factors over which the Company has no control; the timing and speed with which customers and prospects execute their plans for the use of our loyalty software processing and services; continued development of the Company’s software products; competitive product and pricing pressures; use of internally developed software applications; patent and other litigation risks; the risk of key staff leaving the Company; the risk that major customers of the Company’s products and services reduce their requirements or terminate their arrangements with the Company; as well as other risks and uncertainties, including but not limited to those detailed from time to time in the Company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these and certain other factors, please refer to the discussion of “Risk Factors” contained in our Annual Report on Form 10-KSB for the year ended December 31, 2006.